UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2014

Smith Micro Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	01-35525	33-0029027
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Columbia

Aliso Viejo, California 92656

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 362-5800

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Common Stock Purchase Agreement

On August 15, 2014, Smith Micro Software, Inc. (the “Company”) entered into a common stock purchase agreement (the “Purchase Agreement”) with a number of accredited investors (collectively, the “Investors”) in a private placement pursuant to which the Company agreed to issue and sell to the Investors an aggregate of 6,845,830 shares of its common stock (the “Common Stock”), at a price per share of $0.816, for aggregate gross proceeds of $5,586,197. The Company expects to close the transactions contemplated by the Purchase Agreement on or before August 20, 2014, subject to standard closing conditions.

Registration Rights Agreement

Pursuant to a registration rights agreement (the “Registration Rights Agreement”) entered into by the Company and the Investors, the Company agreed to file a registration statement with the Securities and Exchange Commission (the “Commission”) providing for the resale of the shares of Common Stock issued pursuant to the Purchase Agreement on or before the date which is thirty (30) days after the closing of the private placement. The Company will use its commercially reasonable efforts to cause the registration statement to become effective within ninety (90) days from the closing date (or in the event of a “full review” of the registration statement by the Commission, one hundred twenty (120) days from the closing date).

If the time requirements to file and obtain effectiveness of the registration statement have not been met, the Company shall pay partial liquidated damages for such delay equal to one percent (1.0%) of the purchase price paid for the shares of Common Stock then owned by the Investors until the registration statement is declared effective by the Commission. Notwithstanding the foregoing, the aggregate liquidated damages payable shall not exceed 10% of the purchase price paid for the shares of Common Stock then owned by the Investors.

The foregoing description of the private placement and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the (i) form of Purchase Agreement filed as Exhibit 10.1 hereto, and (ii) form of Registration Rights Agreement filed as Exhibit 10.2 hereto.

Item 3.02. Unregistered Sales of Equity Securities.

As described more fully in Item 1.01 above, the Company expects to close the transactions contemplated by the Purchase Agreement on or before August 20, 2014. The offer and sale of the shares of Common Stock in the private placement was exempt from registration pursuant to Section 4(2) of, and Rule 506 under Regulation D promulgated under, the Securities Act of 1933, as amended.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Common Stock Purchase Agreement dated August 15, 2014

10.2	Form of Registration Rights Agreement dated August 15, 2014

99.1	Press Release dated August 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH MICRO SOFTWARE, INC.

Date: August 19, 2014	/s/ Steven M. Yasbek
Steven M. Yasbek
Vice President and Chief Financial Officer